Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Sanchez Energy Corporation

Houston, Texas

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 2, 2015 relating to the 2014 and 2013 consolidated financial statements of Sanchez Energy Corporation, which appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

/s/ BDO USA, LLP

Houston, Texas

July 28, 2016